    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999
                                              Registration No. 333 - ___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         KENT ELECTRONICS CORPORATION
              (Exact name of issuer as specified in its charter)

               TEXAS                                     74-1763541
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                    identification no.)

         1111 GILLINGHAM LANE
          SUGAR LAND, TEXAS                                       77478
(Address of principal executive offices)                        (Zip Code)

       AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)

                               STEPHEN J. CHAPKO
                         KENT ELECTRONICS CORPORATION
                             1111 GILLINGHAM LANE
                            SUGAR LAND, TEXAS 77478
                    (Name and address of agent for service)

                                (281) 243-4000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   Proposed maximum         Proposed
  Title of securities to be       Amount to be      offering price     maximum aggregate       Amount of
         registered              registered (1)      per share (2)     offering price (2)   registration fee
------------------------------------------------------------------------------------------------------------
 Common Stock, no par value         100,000(3)          $16.36             $1,636,300             $455
============================================================================================================

(1) Represents the maximum number of additional shares of Common Stock of the Registrant which could be purchased upon exercise of all stock options now outstanding or which may hereafter be granted under the Amended and Restated 1996 Non-Employee Director Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the option exercise prices of options to acquire 10,000 shares of Common Stock which have been granted under the Amended and Restated 1996 Non-Employee Director Stock Option Plan and the average of the high and low prices reported on the New York Stock Exchange Composite Tape on August 24, 1999.

(3) There are also registered hereunder 33,334 preferred stock purchase rights associated with the shares of Common Stock being registered.

  Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-20367 relating to the 1996 Non-Employee Director Stock Option Plan are incorporated herein by reference.

================================================================================

                             EXPLANATION STATEMENT

  This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with the Amended and Restated 1996 Non-Employee Director Stock Option Plan of Kent Electronics Corporation.



                   ----------------------------------------


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

Exhibit No.   Exhibit
-----------   -------
   *4.1       Amended and Restated Articles of Incorporation of Kent Electronics
              Corporation. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 (Registration
              No. 333-20265) filed with the Commission on January 23, 1997.

   *4.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

   *4.3 Amended and Restated Bylaws of Kent Electronics Corporation. Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the Fiscal Quarter Ended September 26, 1998 (the "1999 Second Quarter Form 10-Q").

   *4.4 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the Commission on April 19, 1991.

   *4.5 Amended and Restated Rights Agreement dated as of September 3, 1998 between Kent Electronics Corporation and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to
              Exhibit 4 to the 1999 Second Quarter Form 10-Q.

    5.1       Opinion and Consent of Locke Liddell & Sapp LLP

   23.1       Consent of Grant Thornton LLP

   99.1       Amended and Restated 1996 Non-Employee Director Stock Option Plan

_____________________
* Incorporated by reference

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on this 31st day of August, 1999.

                                              KENT ELECTRONICS CORPORATION


                                              By: /s/ Morrie K. Abramson
                                                  ----------------------------
                                                  Morrie K. Abramson
                                                  Chairman of the Board and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ Morrie K. Abramson      Chairman of the Board, Chief Executive                  August 31, 1999
-------------------------           Officer and Director
Morrie K. Abramson              (Principal Executive Officer)


/s/ Stephen J. Chapko       Executive Vice President, Chief Financial               August 31, 1999
-------------------------        Officer, Treasurer and Secretary
Stephen J. Chapko                 (Principal Financial Officer)


/s/ David D. Johnson           Vice President, Corporate Controller                 August 31, 1999
-------------------------        (Principal Accounting Officer)
David D. Johnson


/s/ Max S. Levit                           Director                                 August 31, 1999
-------------------------
Max S. Levit


/s/ Larry D. Olson                         Director                                 August 31, 1999
-------------------------
Larry D. Olson


/s/ David Siegel                           Director                                 August 31, 1999
-------------------------
David Siegel


/s/ Richard C. Webb                        Director                                 August 31, 1999
-------------------------
Richard C. Webb


/s/ Alvin L. Zimmerman                     Director                                 August 31, 1999
-------------------------
Alvin L. Zimmerman

                                 EXHIBIT INDEX


Exhibit No.   Exhibit
-----------   -------

    *4.1 Amended and Restated Articles of Incorporation of Kent Electronics Corporation. Incorporated by reference to
              Exhibit 3.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-20265) filed with the Commission on January 23, 1997.

    *4.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to
              Exhibit 3.3 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

    *4.3      Amended and Restated Bylaws of Kent Electronics
              Corporation. Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the
              Fiscal Quarter Ended September 26, 1998 (the "1999
              Second Quarter Form 10-Q").

    *4.4 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to
              Exhibit 4.1 to the Company's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the Commission on April 19, 1991.

    *4.5      Amended and Restated Rights Agreement dated as of
              September 3, 1998 between Kent Electronics Corporation and ChaseMellon Shareholder Services, L.L.C.
              Incorporated by reference to Exhibit 4 to the 1999 Second Quarter Form 10-Q.

     5.1      Opinion and Consent of Locke Liddell
              & Sapp LLP

    23.1      Consent of Grant Thornton LLP

    99.1      Amended and Restated 1996 Non-Employee Director
              Stock Option Plan

__________________
*Incorporated by reference